UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 8, 2006
Martek Biosciences Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-22354	52-1399362

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6480 Dobbin Road, Columbia, Maryland	21045

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 410-740-0081
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule !4a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Preliminary Note: On February 8, 2006, Martek Biosciences Corporation (“Martek”) furnished a Form 8-K under Item 7.01 (“Original 8-K”). This Form 8-K/A amends the Original 8-K in its entirety to also report the disclosure under Item 2.02 and to include a cautionary note regarding forward-looking statements.
Item 2.02 Results of Operations and Financial Condition.
Martck’s revenues for the first quarter of fiscal 2006 are expected to be between $62 and $63 million compared to previously projected first quarter revenues of $58 to $59 million. These first quarter revenues represent growth in sales to core infant formula customers.
As previously disclosed, in February 2005, we entered into a DHA license and supply agreement with a major consumer packaged goods company. There are no minimum purchase requirements or financial commitments to us under the agreement and we have not recognized any material revenues under it to date. Since entering into the agreement, Martek has been working closely with the food company on product development efforts. Based on recent discussions with the food company and progress to date on these development efforts, Martek currently believes that, while subject to final product selection, food formulation and consumer testing, the food company now projects that the initial product launch of a food containing Martek DHA will take place in 2007.
In addition, Martek expects that another major consumer packaged goods company will be announcing and making the commercial introduction of a consumer food/beverage product containing Martek’s DHA in the first quarter of calendar 2006.
Note Regarding Forward-Looking Statements—This information contains forward-looking statements concerning, among other things, expectations regarding growth in the food and beverage market, customer demand, future revenue and profit trends and product introductions. These statements are based upon numerous assumptions which Martek cannot control and involve risks and uncertainties that could cause actual results to differ. These statements should be understood in light of the risk factors set forth in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, Item 1A to the Company’s Form 10-K/A for the fiscal year ended October 31, 2005 and other filed reports on Form 10-K, Form 10-Q and Form 8-K.
Item 7.01 Regulation FD Disclosure.
The disclosure contained in Item 2.02 is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,

Martek Biosciences Corporation
February 9, 2006	By:	/s/ George P. Barker
		Name:	George P. Barker
Title; Senior Vice President, General Counsel and Secretary